Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128881 of Williams Partners L.P., on Form S-8, and Registration Statements Nos. 333-179471 and 333-179883 of Williams Partners L.P. on Form S-3 of our report dated February 23, 2012, relating to the financial statements of Gulfstream Natural Gas System, L.L.C. as of and for the year ended December 31, 2011, appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Williams Partners L.P. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas
April 9, 2012